 Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Anthera Pharmaceuticals, Inc.
Hayward, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S--3 (No. 333-175095, No. 333-179043, No. 333-187771, No. 333-187780 and No. 333-210166) and Form S--8 (No. 333-165714, No. 333-168970, 333-172100, No. 333-180144, No. 333-186679 No. 333-196740 and No. 333-213956) of Anthera Pharmaceuticals, Inc. of our reports dated March 5, 2018, relating to the consolidated financial statements.  Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

San Francisco, California
March 5, 2018